UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 and 15(d) of the

Securities Exchange Act of l934

March 5, 2007

Date of report (date of earliest event reported)

VICORP RESTAURANTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)
002-78250		84-0511072
(Commission File Number)		(IRS Employer Identification No.)

400 West 48th Avenue, Denver, Colorado 80216 (Address of Principal Executive Offices) (Zip Code)

(303) 296-2121 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Debra Koenig

Debra Koenig has notified VICORP Restaurants, Inc. (the “Company”) that she will be resigning as the Company’s Chief Executive Officer and from the Board of Directors.

Appointment of Kenneth Keymer

The Company has appointed Kenneth Keymer to serve as Chief Executive Officer of the Company effective April 2, 2007, and is currently negotiating the terms of Mr. Keymer’s definitive employment agreement.  Mr. Keymer, age 58, has served as a director of the Company since August 2005.   Mr. Keymer has been President and CEO of AFC Enterprises, the parent company of Popeyes Chicken and Biscuits, since September 2005, and was previously President of Popeyes Chicken and Biscuits since June 2004.  From January 2002 to November 2003, he was President and Co-Chief Executive Officer of Noodles & Company.  He also served as President and Chief Operating Officer of Sonic Corporation from July 1996 to January 2002.  Mr. Keymer has also served in board and/or senior executive officer positions with several other restaurant companies, including Taco Bell, Boston Chicken and Perkins Family Restaurants.

Walter Van Benthuysen (Chairman of the Company’s Board of Directors) will work closely with  the Company’s senior management team to manage the Company’s business operations and help ensure a smooth transition until Mr. Keymer begins his employment as the Company’s new Chief Executive Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICORP RESTAURANTS, INC.

Date: March 5, 2007	By:	/s/ Anthony Carroll
Anthony Carroll Chief Financial Officer and Chief Administrative Officer (Principal Financial and Accounting Officer)

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